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                                                                EXHIBIT 10(a)(b)


                                AMENDMENT NO. 1
                                       TO
                     AMRESCO DEFERRED COMPENSATION PROGRAM



     THIS AMENDMENT made this 31st day of December, 1996, by AMRESCO, INC., a Delaware corporation (the "Company");

                                   WITNESSETH

     WHEREAS, the Company established the AMRESCO Deferred Compensation Program ("Plan"), effective January 1, 1996; and

     WHEREAS, the Company now desires to amend the Plan in accordance with the power of amendment contained therein;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. Section 4.3 is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

             "4.3     Distribution of a Participant's Account

                      (a) Except as provided in subsection (c) below, the Participants' Class Year Deferral Account shall be distributed commencing in the third Plan Year following the end of the Plan Year in which amounts were deferred to the Class Year Deferral Account and shall continue in each Plan Year thereafter. The distribution each Plan Year shall be an amount equal to the Accumulated Earnings credited to the Class Year Deferral Account as of the date of distribution, less any prior distributions of such Accumulated Earnings. The amounts shall be distributed quarterly or at such other times during the Plan Year as the Plan Administrator determines. The distribution method provided in this subsection (a) shall continue to apply in the event of a Participant's retirement, death, total and permanent disability or other termination of employment.

                      (b) The Company may under this Plan provide the Participant the right to elect to defer to a later date the distributions under subsection (a) above. The Company (or its designee) shall establish the procedures and requirements for any such further deferrals.

                      (c) Upon a Participant's termination of employment during a Plan Year, the amount of Compensation deferred by the Participant to his Class Year Deferral Subaccount for such Plan Year (without any credit for earnings under Subsection 4.1(b)) shall be paid to the Participant as soon as practical after his termination. The
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             payment under this subsection (c) shall not affect the
             distribution of the Participant's other Class Year Deferral Accounts (if any) under subsection (a) above."

     2. Article VII is hereby deleted in its entirety and the following substituted in lieu thereof:

                                  "ARTICLE VII

                           AMENDMENT AND TERMINATION


             7.1 Amendments. The Company (or its designee) shall have the right in its sole discretion to amend this Plan in whole or in part at any time; provided, however, that no such amendment shall
             (i) reduce the amounts credited at that time to any Participant's Account, (ii) change the earnings rate credited to then existing Class Year Deferral Accounts in accordance with subsection 4.1(b) or (iii), without the Participant's consent, change the manner of distribution of an existing Class Year Deferral Account under subsection 4.3(a); provided, further, that with the written approval of all Participants, the Plan may be amended in the manner provided in (ii) or (iii) above.

             7.2 Termination of Plan. The Company expects to continue this Plan, but does not obligate itself to do so. The company reserves the right to discontinue and terminate the Plan at any time, in whole or in part, for any reason (including a change or an impending change, in the tax laws of the United States or any State); provided, however, if the Plan is terminated, the Plan Administrator shall be notified of such action in a writing executed by a duly authorized officer of the Company. In no event shall such termination (i) reduce the amounts credited at that time to any Participant's Account, (ii) change the earnings rate credited to then existing Class Year Deferral Accounts in accordance with subsection 4.1(b) or (iii), without the Participant's consent, change the manner of distribution of an existing Class Year Deferral Account under subsection 4.3(a); provided, further, that with the written approval of all Participants, the Plan may be amended in the manner provided in
             (ii) or (iii) above."

     3. Section 8.7 is hereby amended by adding the following sentence to the end of the present section:

                      In addition to any obligations imposed by law upon any
             successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to substantially all of the business or assets of the company to expressly agree to assume and perform the Company's obligations under this Plan."
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     4.      Section 1 of this Amendment shall be effective as of January 1,
     1996; Section 2 and 3 shall be effective as of date hereof. Except as hereby modified, the Plan shall remain in full force and effect.


        IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by its duly authorized officer the day and year first above written.

                                          AMRESCO, INC.




                                          By:_______________________________
                                          Name:    L. Keith Blackwell
                                          Title:   Vice President, General
                                                   Counsel and Secretary